EXHIBIT 99(2)
                                                                   -------------

                                 REVOCABLE PROXY
                        MONTGOMERY FINANCIAL CORPORATION

     [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                         Special Meeting of Shareholders
                                December 19, 2001

     The undersigned hereby appoints the Board of Directors of Montgomery Financial Corporation (the "Company") with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held on Wednesday, December 19, 2001, at the Company's main office, located at 119 East Main Street, Crawfordsville, Indiana, at 2:00 p.m. local time, and at any and all adjournments thereof, as follows:

I. Proposal to approve the merger of Montgomery Financial Corporation with and into Union Community Bancorp and to approve the Agreement and Plan of Reorganization dated July 23, 2001, among Montgomery Financial Corporation, Montgomery Savings, A Federal Association, Union Community Bancorp and Union Federal Savings and Loan Association.

                   [ ] For                 [ ] Against               [ ] Abstain

II. Proposal to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

                   [ ] For                 [ ] Against               [ ] Abstain



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                         Please be sure to sign and date
                          this Proxy in the box below.

                     -------------------------------------
                                      Date

                     -------------------------------------
                             Shareholder sign above


                     -------------------------------------
                          Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                        MONTGOMERY FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The person(s) signing above acknowledge receipt from the Company, prior to the execution of this Proxy, of a Notice of the Special Meeting and a Joint Proxy Statement/Prospectus.

     Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                PLEASE PROMPTLY DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE